Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Reports to Shareholders; Independent Registered Public Accounting Firm” and “Financial Highlights” in the PFM Funds Prime Series and Government Series Prospectuses and “Financial Statements” in the PFM Prime Series and Government Series Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) )(Post-Effective Amendment No. 40 to File No. 33-10754; Amendment No. 42 to File No. 811-04933) of Commonwealth Cash Reserve Fund, Inc. of our reports dated August 15, 2008, on the financial statements and financial highlights of the SNAP Fund included in the 2008 Annual Report to shareholders of Commonwealth Cash Reserve Fund and on the financial statements and financial highlights of Cadre Reserve Fund- U.S. Government Series and U.S. Government Money Market Portfolio included in the 2008 Annual Report to shareholders of Cadre Institutional Investors Trust.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 18, 2008